UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2009

HSW International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Capital City Plaza, 3350 Peachtree Road, Suite 1600, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(404) 364-5823

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 30, 2009, HSW International, Inc., or HSWI, entered into and effectuated a series of transactions with Sharecare, Inc.  As a result of these transactions, HSWI received an equity stake in Sharecare, sold substantially all of the assets of its Daily Strength subsidiary to Sharecare, agreed to provide management and website development services to Sharecare, and received a limited license to use the Sharecare Web platform for its own businesses.  Additionally, HSWI issued a promissory note to Sharecare, the majority of which has been offset by services HSWI provided to Sharecare prior to the consummation of the transaction.  Finally, Sharecare assumed certain Daily Strength liabilities, including the earn-out payment of up to $3.525 million under the merger agreement by which HSWI acquired Sharecare.  All of these transactions were entered into simultaneously, and each was entered into by HSWI contingent upon entrance into all transactions.  Further detail on these transactions follows.

On October 30, 2009, HSWI entered into a Subscription Agreement for the purchase of 125,000 shares of common stock of Sharecare, representing 20% of the company at the time of purchase.  The aggregate purchase price for the shares was $1,250,000.  In exchange for the shares, HSWI contributed $250,000 worth of development work to Sharecare and issued a Secured Promissory Note to Sharecare in the principal amount of $1,000,000.  The note does not bear interest unless an Event of Default (as defined in the note) occurs.  The note is due and payable in full on October 30, 2010, and may be prepaid at any time without penalty or premium.  For so long as principal amounts remain outstanding under the note, all amounts payable by Sharecare to HSWI pursuant to the Services Agreement, described below, will be applied as prepayments on the note.  As of October 30, 2009, approximately $100,000 of the Note remained outstanding.  As collateral for the payment of the note, HSWI granted Sharecare a security interest in all of its equity securities of Sharecare purchased by HSWI pursuant to the Subscription Agreement.

On October 30, 2009, HSWI entered into and effectuated an Asset Purchase Agreement under which HSWI sold substantially all of the assets of its subsidiary Daily Strength, Inc. to a wholly owned subsidiary of Sharecare, Inc., DS Acquisition, Inc., in exchange for which DS Acquisition assumed liabilities of Daily Strength, including the potential earn-out payments under the Merger Agreement dated November 26, 2008, pursuant to which HSWI acquired Daily Strength.  Sharecare additionally agreed to reimburse HSWI for the net costs incurred by Daily Strength in the time period between October 3, 2009, and the closing date of the asset purchase agreement.  HSWI and Daily Strength agreed in the asset purchase agreement to indemnify Sharecare for a breach of any representation, warranty or covenant contained in the purchase agreement and related transaction documents, and other losses and expenses arising out of the asset purchase agreement, if any.  Sharecare agreed to indemnify HSWI for any claims or liabilities arising out of the assumed liabilities and for a breach of any representation, warranty or covenant contained in the purchase agreement or related transaction documents.

On October 30, 2009, HSWI entered into a Letter Agreement for Services with Sharecare pursuant to which HSWI agreed to perform services related to the design, development, hosting and related services necessary to launch and operate the Sharecare website through HSWI’s direct activities and its management of third party vendors.  Sharecare will pay HSWI for the fully burdened cost of HSWI personnel dedicated to the services and other costs incurred in providing the services plus a fixed monthly management fee.  Sharecare will pay HSWI for services performed since July 1, 2009.  The initial term of the agreement expires on December 31, 2009; thereafter the parties may enter into a new agreement for services, or Sharecare may opt to extend the services for six months to transition to another service provider.

On October 30, 2009, HSWI entered into a License Agreement with Sharecare and each of ZoCo 1, LLC, Discovery SC Investment, Inc., Oz Works, L.L.C., and Arnold Media Group, LLC pursuant to which Sharecare granted each of the other parties to the agreement a perpetual, fully paid, royalty-free, worldwide, non-transferable, non-exclusive quitclaim license to certain proprietary technology.  The licensed technology consists of software, programs, business processes and methodologies developed and owned by Sharecare and deployed into production as the technical platform for the Sharecare website, but expressly excludes the “look and feel” elements of the Sharecare website.  The license includes the right to modify and adapt the technology to create derivative works and to use and combine the technology with other products and material.  No more than twice every six months for five years, each licensee may request from Sharecare, and Sharecare will provide and grant a license to the licensee, all then-existing derivative works of the technology Sharecare has developed.  The licensees may not use the licensed technology in or for the benefit of a business involved in the creation, aggregation, archiving, hosting or distribution of health and wellness information and content.  Sharecare granted the license in return for contributions from each of the licensees of assets valuable to Sharecare in the development and launch of its business.

Jeff Arnold, Chairman of HSWI’s Board of Directors, is the Chairman and Chief Architect and a significant stockholder of Sharecare.  Additionally, Discovery Communications, Inc., HSWI’s largest stockholder, is a significant stockholder of Sharecare.  HSWI’s Board of Directors, or the Board, established a Special Committee on May 18, 2009, consisting of three independent directors without any interests in Sharecare to evaluate and recommend the terms of these transactions to the Board.  All terms recommended by the Special Committee were unanimously approved by the Board, with Mr. Arnold and Bruce Campbell, President of Digital Media and Business Development for Discovery Communications, abstaining from voting.

We will file copies of the Asset Purchase Agreement, Subscription Agreement, Secured Promissory Note, Letter Agreement for Services and License Agreement with a subsequent periodic report under the Securities Exchange Act of 1934.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 30, 2009, HSWI closed the disposition of substantially all of the assets of Daily Strength reported in Item 1.01.  The material relationships between HSWI, its directors or affiliates and Sharecare are described in Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 above is hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure

HSWI is furnishing as Exhibit 99.1 to this Form 8-K a press release, dated November 2, 2009, announcing the formation of Sharecare and the sale of substantially all of the assets of Daily Strength to DS Acquisition.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated November 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc.

Date: November 2, 2009	By:	/s/ Bradley T. Zimmer
Name: Bradley T. Zimmer
Title: Executive Vice President & General Counsel